Exhibit 99.2

TYCO INTERNATIONAL LTD.
PRO FORMA RESULTS OF SEGMENTS (UNAUDITED)
(dollars in millions)

	For the Quarter Ended		For the Six Months Ended
	December 29, 2006	March 30, 2007	March 30, 2007
NET REVENUE
ADT Worldwide	$1,863	$1,887	$3,750
Fire Protection Services	823	857	1,680
Flow Control	835	878	1,713
Safety Products	417	439	856
Electrical and Metal Products	443	479	922
Corporate and Other	307	337	644
	$4,688	$4,877	$9,565
OPERATING INCOME
ADT Worldwide	$201	$195	$396
Fire Protection Services	60	54	114
Flow Control	108	102	210
Safety Products	75	69	144
Electrical and Metal Products	41	26	67
Corporate and Other	(211)	(238)	(449)
	$274	$208	$482

	For the Quarter Ended				For the Year Ended
	December 30, 2005	March 31, 2006	June 30, 2006	September 29, 2006	September 29, 2006
NET REVENUE
ADT Worldwide	$1,766	$1,761	$1,806	$1,872	$7,205
Fire Protection Services	754	806	826	895	3,281
Flow Control	716	742	806	871	3,135
Safety Products	385	425	432	433	1,675
Electrical and Metal Products	436	466	526	521	1,949
Corporate and Other	334	355	319	321	1,329
	$4,391	$4,555	$4,715	$4,913	$18,574
OPERATING INCOME
ADT Worldwide	$196	$220	$242	$249	$907
Fire Protection Services	34	50	61	94	239
Flow Control	73	85	87	111	356
Safety Products	63	79	(20)	80	202
Electrical and Metal Products	75	78	84	82	319
Corporate and Other	(171)	(170)	(183)	(74)	(598)
	$270	$342	$271	$542	$1,425

NOTE:   These financial statements should be read in conjunction with Tyco’s Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 29, 2006, Quarterly Report on Form 10-Q/A for the fiscal quarter ended December 29, 2006 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2007.